SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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AMERICAN RETIREMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

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AMERICAN RETIREMENT CORPORATION
111 Westwood Place, Suite 200
Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2004

As a shareholder of American Retirement Corporation, you are hereby given notice of and invited to attend in person or by proxy the annual meeting of shareholders of the Company to be held at American Retirement Corporation’s corporate offices at 111 Westwood Place, Suite 200, Brentwood, Tennessee, on Wednesday, May 19, 2004, at 11:00 a.m., central time, for the following purposes:

1.	to elect four Class I directors to serve for a term of three years;

2.	to elect one Class II director to serve for a term of one year;

3.	to elect one Class III director to serve for a term of two years; and

4.	to transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 9, 2004 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

You can ensure that your shares of common stock are voted at the annual meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. Whether or not you plan to attend, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.

By Order of the Board of Directors, George T. Hicks Secretary

Brentwood, Tennessee April 9, 2004

AMERICAN RETIREMENT CORPORATION
111 WESTWOOD PLACE, SUITE 200
BRENTWOOD, TENNESSEE 37027

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2004

This proxy statement contains information related to the annual meeting of shareholders of American Retirement Corporation (the “Company”) to be held at the date, time, and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders, and at any adjournment or postponement thereof. This proxy statement and the enclosed proxy are first being sent to shareholders on or about April 16, 2004.

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of four Class I directors, one Class II director and one Class III director. Shareholders of record on the record date, April 9, 2004, are entitled to notice of and to vote at the annual meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

The presence at the meeting, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the annual meeting. As of the record date, 23,817,189 shares of the Company’s common stock were outstanding. Proxies received but marked as abstentions will be counted as present for purposes of determining a quorum on all matters. Broker non-votes will also be counted as present for purposes of determining a quorum on all matters presently known to be brought to a vote at the annual meeting. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter.

Shares of common stock represented by a proxy properly signed and received at or prior to the annual meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed, and returned without specifying choices, the shares will be voted as recommended by the Company’s Board of Directors. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by attending the annual meeting and electing to vote in person, by notifying the secretary of the Company in writing, or by duly executing a proxy bearing a later date. Shareholders whose shares of common stock are held in street name who wish to attend the meeting and vote in person will need to obtain a proxy form from the institution that holds their shares.

The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. Abstentions and broker non-votes will not be counted as votes for or against any director nominee. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of common stock represented and entitled to vote at the annual meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote.

The Board of Directors knows of no other matters that are to be brought to a vote at the annual meeting. If any other matter, properly presented consistent with the Company’s bylaws, does come before the annual meeting, the persons appointed in the proxy or their substitutes will vote in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their best judgment.

CORPORATE GOVERNANCE

General

We believe that effective corporate governance is critical to the Company’s long-term health and ability to create value for the shareholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them against “best practice” proposals and the practices of other public companies. We also have continued to review the provisions of the Sarbanes-Oxley Act of 2002, new and proposed rules of the SEC, and the new corporate governance rules of the New York Stock Exchange, or the NYSE. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when the Board determines that it would benefit the Company and the shareholders.

The responsibilities of the Board and Board Committees are described below, along with other corporate governance-related disclosures. The current committee charters are accessible on our website, www.arclp.com, or by request to the following address: American Retirement Corporation, Attention: Secretary, 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027.

Board and Committee Composition

The chart below shows the current composition of the Board of Directors and each of the Board Committees. Biographical information for the directors is provided elsewhere in this Proxy Statement under the caption “Proposals 1, 2 and 3 – Election of Directors.”

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee	Quality Assurance Committee
Frank M. Bumstead			Chair	Member
Christopher J. Coates					Member
Donald D. Davis
John C. McCauley		Member			Chair
John A. Morris, Jr., M.D			Member		Member
Daniel K. O’Connell		Chair
J. Edward Pearson	Member
W.E. Sheriff			Member
Nadine C. Smith	Member	Member		Chair
Lawrence J. Stuesser	Chair

Director Independence

The Board of Directors has determined that each of the following directors is an “independent director” under applicable NYSE rules.

Frank M. Bumstead
Donald D. Davis
John C. McCauley
Daniel K. O’Connell
J. Edward Pearson
Nadine C. Smith
Lawrence J. Stuesser

Director Candidates

The Nominating and Corporate Governance Committee considers candidates for board membership suggested by its members and other board members, as well as management and shareholders in accordance with the terms of the Company’s Director Nominations Policy, a copy of which is attached to this proxy statement as Appendix A. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Secretary in writing, in compliance with the notice, timing and other requirements provided for in the Bylaws. There are no differences in the manner in which the Committee evaluates prospective nominees based on whether the nominee is recommended by a shareholder.

The Committee does not have specific minimum qualifications for prospective nominees, except that each nominee must have professional integrity, sound judgment and sufficient time available to devote to Board activities.

After the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee decides whether to conduct a full evaluation of the candidate. The initial determination is based on the initial information provided to the Committee, the Committee’s own knowledge of the candidate, and any information received from inquiries by the Committee or others. The Committee also considers the need for additional board members to fill vacancies or expand the size of the board and the likelihood that the prospective nominee can satisfy a full evaluation.

If the Committee determines that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee in depth, including an evaluation of the prospective nominee’s general understanding of the elements relevant to the success of a publicly-traded company in today’s business environment and the Company’s business, together with an analysis of the prospective nominee’s skills, educational and professional background, experience and other personal characteristics. The Committee also considers any other factors it deems relevant, including the current composition of the board, the balance of management and independent directors, the need for audit committee or other specialized expertise, the need for diversity and the qualifications of other prospective nominees. The Committee then determines whether an interview(s) is warranted. If so, one or more members of the Committee, and others as appropriate, interview(s) the prospective nominee in person or by telephone. After completing the evaluation and interview, the Committee determines whether or not to recommend the prospective nominee to the full board, and the board, after considering the recommendation and report of the Committee, decides whether to appoint and/or nominate the candidate.

Board of Directors Meetings and Committees

The Board of Directors is responsible for establishing broad corporate policies and reviewing the overall performance rather than day-to-day operations. In fulfilling its duties, the Board is guided primarily by the Bylaws and the charters of the board committees. The Board’s primary responsibility is to oversee the Company’s management and, in so doing, serve the best interests of the Company and the shareholders. The Board selects, evaluates, and provides for the succession of the executive officers. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps directors informed of our activity through regular written reports and presentations at Board and committee meetings. Mr. Sheriff is the only director who is currently an employee of the Company. Mr. Coates is currently a consultant to the Company. The non-management directors meet at regularly scheduled executive sessions (i.e., with no members of management present). Executive sessions of the non-management directors are chaired by Mr. Bumstead, the Company’s Lead Director. During 2003, the non-management directors held eight meetings in executive session.

The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. The Board of Directors met nine times during 2003. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he or she served.

The Board has standing Audit, Compensation, Executive, Nominating and Corporate Governance, and Quality Assurance Committees. Each of the Audit, Compensation, Nominating and Corporate Governance, and Quality Assurance Committees has a charter that has been approved by the Board, which it reviews at least annually.

The Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of independent directors.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to the terms of a written charter, a copy of which is attached to this proxy statement as Appendix B and is available on the “Investor Relations” section of the Company’s website at www.arclp.com. The Audit Committee consists of Messrs. Stuesser and Pearson and Ms. Smith, with Mr. Stuesser serving as its Chair. The Board has determined that each member of the Audit Committee is an “independent director” and “financially literate” under applicable SEC and NYSE rules. The Board has determined that Mr. Stuesser qualifies as an “audit committee financial expert” as defined under rules adopted by the SEC and is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee has the following responsibilities, among others:

•	oversee the Company’s financial controls, accounting policies and reporting processes;
•	appoint and oversee the Company’s independent auditors;
•	monitor the audit of the Company’s financial statements;
•	review the Company’s annual and interim financial statements;
•	review the Company’s policies with respect to risk assessment and risk management; and
•	oversee corporate compliance activities of the Company.

The Audit Committee held six meetings in 2003.

Compensation Committee

The Compensation Committee operates pursuant to the terms of a written charter, a copy of which is attached to this proxy statement as Appendix C and is available on the “Investor Relations” section of the Company’s website at www.arclp.com. During 2003, the Compensation Committee was comprised of Messrs. O’Connell and Stuesser. The Compensation Committee currently consists of Messrs. O’Connell and McCauley and Ms. Smith, with Mr. O’Connell serving as its Chair. The Board has determined that each member is an “independent director” under applicable NYSE rules. The Compensation Committee determines compensation, including awards under the current equity incentive plans, for the executive officers. The Compensation Committee has the following responsibilities, among others:

•	approve compensation and set performance criteria for compensation programs with respect to executive officers;
•	advise management regarding benefits and other terms and conditions of compensation; and
•	administer the Company’s stock incentive, stock purchase, 401(k) and other executive compensation plans.

The Compensation Committee held seven meetings in 2003.

Executive Committee

The Executive Committee consists of Messrs. Bumstead and Sheriff and Dr. Morris, with Mr. Bumstead serving as its Chair. When necessary, the Executive Committee exercises the power and authority of the full Board of Directors between board meetings, except the power to authorize any matter prohibited by the Tennessee Business Corporation Act. The Executive Committee also reviews and evaluates certain transactions or special projects as requested by the Board of Directors and brings recommendations to the Board. The Executive Committee held eight meetings in 2003.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to the terms of a written charter, a copy of which is attached to this proxy statement as Appendix D and is available on the “Investor Relations” section of the Company’s website at www.arclp.com. The Nominating and Corporate Governance Committee consists of Mr. Bumstead and Ms. Smith, with Ms. Smith serving as its Chair. The Board has determined that each member is an “independent director” under applicable NYSE rules. The Nominating and Corporate Governance Committee is responsible for, among other things, developing and implementing policies and practices relating to corporate governance. The Nominating and Corporate Governance Committee also develops and reviews background information for board candidates, including those recommended by shareholders, and makes recommendations to the board regarding such candidates. Additional information regarding this committee’s activities is provided above under the heading “Director Candidates.” The Nominating and Corporate Governance Committee held three meetings in 2003.

Quality Assurance Committee

The Quality Assurance Committee operates pursuant to the terms of a written charter, a copy of which is attached to this proxy statement as Appendix E and is available on the “Investor Relations” section of the Company’s website at www.arclp.com. The Quality Assurance Committee consists of Messrs. Coates and McCauley and Dr. Morris, with Mr. McCauley serving as its Chair. The Quality Assurance Committee assists, and makes recommendations to, the Board of Directors with respect to its oversight responsibilities regarding the following matters:

•	the liability risks inherent in the Company’s operating activities;
•	the Company’s liability risk management program, policies and procedures;
•	the Company’s quality assurance program, policies and procedures; and
•	the Company’s compliance with legal and regulatory requirements relating to its operating activities.

The Quality Assurance Committee was formed in December 2003 and held one meeting in 2003.

Lead Director

The Board of Directors has designated Mr. Bumstead to serve as the Company’s Lead Director. The Lead Director has the following duties:

•	assist the chief executive officer by serving in a counseling or sounding board role;
•	serve as liaison or conduit between the Board of Directors and the chief executive officer and management team;
•	enhance communications between the Board of Directors and the Company’s senior management by developing a process for regular one-on-one communication with the Company’s senior management team;
•	enhance communications between the Company’s independent board members;
•	increase director awareness, involvement and participation;
•	schedule and preside over meetings of independent directors;
•	coordinate and assist in the preparation of agendas for board meetings;
•	assist in succession planning, and the recruitment and mentoring of new board members;
•	communicate to the chief executive officer the Board of Director’s annual evaluation of the chief executive officer;
•	periodically review and assess the Board of Director’s committee structure and committee assignments; and
•	coordinate and facilitate annual self-evaluations and performance reviews of independent board members.

Director Compensation

Directors who are employees of, or paid consultants to, the Company do not receive additional compensation for serving as directors of the Company. On the date of each annual meeting of shareholders, each non-employee director receives an annual retainer of $16,000 payable in quarterly installments. Non-employee directors are also entitled to a fee of $1,000 for each board meeting attended. Directors who serve as chair of the Executive Committee or the Audit Committee are entitled to an additional annual retainer of $4,000. A director who serves as the chair of the Compensation Committee is entitled to an additional annual retainer of $1,000. Each member of the Audit Committee will receive $1,000 for each committee meeting attended. Each member of the Compensation, Executive, Nominating and Corporate Governance, and Quality Assurance Committees will receive $500 for each committee meeting attended. All directors are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings.

In addition, non-employee directors receive options to purchase shares of common stock pursuant to the Company’s 1997 Stock Incentive Plan. On the date of each annual meeting of the shareholders of the Company, each non-employee director who will continue as a director following such meeting automatically receives an option to purchase 3,000 shares of common stock. Such options vest with respect to all 3,000 shares on the date of the next annual meeting of shareholders. All options automatically granted to a non-employee director enable the optionees to purchase shares of common stock at the fair market value of the common stock on the date of grant. The terms of the options are ten years from the date of grant. The exercise price may be paid in cash, shares of common stock previously owned by the director, or a combination thereof. The Board of Directors has the discretion to reduce, but not increase, the number of shares awardable to non-employee directors.

In July 2003, Chris Coates resigned as the Company’s President and Chief Operating Officer, and entered into a consulting agreement with the Company. Pursuant to the consulting agreement, Mr. Coates provides the Company with consulting and transition services. In return, Mr. Coates receives monthly payments of $8,417, continuation of his insurance and medical benefits, use of an office, and secretarial support. Mr. Coates’ consulting agreement expires in December 2004.

Code of Ethics for Senior Executive and Financial Officers

The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place and we will continue to review our policies and monitor any rules adopted by the SEC to determine whether we need to modify our processes.

Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s chief executive officer and senior financial officers are bound by the Company’s Code of Ethics for Senior Executive and Financial Officers. A copy of the Company’s Code of Ethics for Senior Executive and Financial Officers can be obtained from the “Investor Relations” section of the Company’s website at www.arclp.com. The Company intends to disclose any amendments to, or waivers from, the Code of Ethics for Senior Executive and Financial Officers in accordance with the rules and regulations of the Securities and Exchange Commission and the NYSE. If such disclosure is made on the Company’s website it will be located in the “Investor Relations” section of the Company’s website at www.arclp.com.

Communications with Members of the Board

The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders who wish to communicate with the Board of Directors or with a particular director (including the Lead Director) may send a letter to the Secretary of the Company at 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Board Member Attendance at Annual Meeting

The Company’s Board of Directors has established a policy whereby directors are strongly encouraged to attend the Company’s meetings of shareholders. All of the Company’s directors attended the 2003 Annual Meeting of Shareholders.

PROPOSALS 1, 2 AND 3: ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, directors comprising one class are elected for a three-year term. The current Board of Directors is comprised of ten members, three of which were elected by the Board of Directors to fill vacancies on the Board since the date of the last annual meeting of shareholders. The terms of the four Class I directors will expire at the 2004 annual meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Christopher J. Coates, Donald D. Davis, Daniel K. O’Connell, and Lawrence J. Stuesser, all of whom are currently serving as directors of the Company, to be reelected to serve until the annual meeting of shareholders in 2007 and until their successors are duly elected and qualified. In addition, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated J. Edward Pearson and John C. McCauley, both of whom are currently serving as directors of the Company, to be reelected as Class II and Class III directors, respectively, to serve until the annual meetings in 2005 and 2006, respectively, and until their successors are duly elected and qualified. The terms of the other Class II and Class III directors will expire at the annual meetings in 2005 and 2006, respectively.

Each of the nominees has consented to serve, if elected. If any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Certain information with respect to the nominees for election and with respect to the other Class II and Class III directors (who are not being elected at the annual meeting) is set forth below.

The Board of Directors recommends that the shareholders vote “FOR” all of the director nominees.

Name	Age	Principal Occupation/Directorships	Director Since
Director Nominees
Class I Directors (Terms Expire 2007)
Christopher J. Coates	53	Mr. Coates currently serves as a consultant to the Company. Mr. Coates served as president and chief operating officer of the Company and its predecessors from January 1993 to June 2003. From 1988 to 1993, Mr. Coates served as chief executive officer of National Retirement Company, a senior living management company acquired by a subsidiary of the Company’s predecessor in 1992. From 1985 to 1988, Mr. Coates was senior director of the Retirement Housing Division of Radice Corporation, following its purchase in 1985 of National Retirement Consultants, a company formed by Mr. Coates in 1981. Mr. Coates is the Immediate Past Chairman of the Assisted Living Federation of America and is a past Chair of the American Senior Housing Association.	1998

Donald D. Davis	65	Mr. Davis is currently an adjunct and part-time faculty member at the Marriott School at Brigham Young University. Until his retirement in 1998, Mr. Davis served as Executive Vice President, Human Resources for CSX Corporation for 12 years. From 1977 to 1986, Mr. Davis was the Senior Vice President, Human Resources for Wilson Foods. Prior to 1977, Mr. Davis worked for Ryder System, Inc. and for Mobil Oil in various Human Resource positions. In addition, Mr. Davis currently serves on various councils and boards of several organizations.	2004

7

Name	Age	Principal Occupation/Directorships	Director Since

Daniel K. O’Connell	75	Mr. O’Connell has served as a director of the Company since its inception and as a director of various of the Company’s predecessors since 1985. Until his retirement in 1991, Mr. O’Connell worked for Ryder System, Inc. for 27 years in various capacities, including legal counsel and chief financial officer.	1997

Lawrence J. Stuesser	62	Since June 1999, Mr. Stuesser has been a private investor. From July 1993 to May 2000, Mr. Stuesser was a director of Curative Health Services, Inc., a wound care services company. From June 1996 to May 1999, Mr. Stuesser served as the president and chief executive officer and a director of Computer People, Inc., an information technology professional services and staffing company that was a subsidiary of Delphi Group PLC, of which Mr. Stuesser also served as a director. From July 1993 to May 1996, Mr. Stuesser was a private investor and independent business consultant. From January 1991 to July 1993, Mr. Stuesser was chairman and chief executive officer of Kimberly Quality Care, Inc., a home health care services company. Mr. Stuesser is also a director of IntegraMed America, Inc., a company providing products and services in the infertility industry, and is a director of several private companies. Early in his career, Mr. Stuesser qualified as a certified public accountant and served as an audit manager with Alexander Grant & Company, an accounting firm.	1997
Class II Director (Term Expires 2005)
J. Edward Pearson	41	Since June 2003, Mr. Pearson has served as president and chief executive officer of DigiScript, a company that specializes in capturing live presentations and making them available on demand via the Internet and/or CD-ROM. Previously, from January 1990 to June 2003, Mr. Pearson was a senior executive in companies providing services to the healthcare industry, including chief executive officer of Medibuy, an internet-based healthcare exchange and supply efficiency solutions provider, chief financial officer of HIE, Inc., a systems and information integration solutions firm, chief financial officer of Criterion Health Strategies, Inc., a decision support and data warehousing solutions company, and chief financial officer of Inforum, Inc., a provider of strategic planning and decisions support solutions. Mr. Pearson is a certified public accountant (currently inactive) and was in public practice for several years. Since June 2003, Mr. Pearson has served on the board of Summit American Television, Inc. In addition, Mr. Pearson currently serves on the board of several non-profit organizations.	2003
Class III Director (Term Expires 2006)
John C. McCauley	55	Since March 1996, Mr. McCauley has been Executive Director of Risk and Insurance Management for Vanderbilt University. From September 1987 to February 1996, Mr. McCauley was Senior Executive Director of Risk Management/Claims Counsel at Charter Medical Corporation. Previously, Mr. McCauley served as Director of Risk Management for NKC Inc. (Norton Healthcare) and Corporate Claims Manager for Humana, Inc. Mr. McCauley is licensed to practice law in Tennessee and Kentucky.	2003

8

Name	Age	Principal Occupation/Directorships	Director Since
Continuing Directors
Class II Directors (Terms Expire 2005)
Frank M. Bumstead	62	Since 1989, Mr. Bumstead has been president or chairman and a principal shareholder of Flood, Bumstead, McCready & McCarthy, Inc., a business management firm that represents, among others, artists, songwriters, and producers in the music industry. From 1993 to December 1998, Mr. Bumstead also served as the chairman and chief executive officer of FBMS Financial, Inc., an investment advisor registered under the Investment Company Act of 1940. Mr. Bumstead is a director of TBA Entertainment, Inc., an entertainment marketing and artist management company. He is also a director of Syntroleum Corporation, a natural gas processor and real estate company.	1997

Nadine C. Smith	46	Ms. Smith is a private investor and business consultant. From August 2000 to December 2001, Ms. Smith served as president and a member of the board of managers of Final Arrangements, LLC, and chief executive officer of Arrange OnLine.com. From April 2000 to August 2000, Ms. Smith was the president of Aegis Asset Management, Inc. Prior to April 2000, Ms. Smith served as president and chief executive officer of Enidan Capital Corp., an investment company that made equity investments in public and privately held companies. Previously, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation, and a management consultant with McKinsey & Co. Ms. Smith is also a director of Patterson-UTI Energy Corp.	1997
Class III Directors (Terms Expire 2006)
John A. Morris, Jr., M.D.	57	Dr. Morris has served in varying capacities of the medical profession since 1977 and is currently a Professor of Surgery and the Director of the Division of Trauma and Surgical Critical Care at the Vanderbilt University School of Medicine, the Medical Director of the Life Flight Air Ambulance Program at Vanderbilt University Hospital, and an Associate in the Department of Health Policy and Management at Johns Hopkins University.	1997

W.E. Sheriff	61	Mr. Sheriff has served as chairman and chief executive officer of the Company and its predecessors since April 1984 and as president since November 2003. Mr. Sheriff serves on the boards of several privately-held companies and various educational and charitable organizations.	1997

9

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of common stock beneficially owned by each current director (including the nominees for director), each of the executive officers named in the Summary Compensation Table beginning on page eleven hereof, the directors and executive officers as a group, and each shareholder known to management of the Company to own beneficially more than five percent of the outstanding common stock. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power. Except as otherwise indicated, all information is as of April 9, 2004.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class %
W.E. Sheriff	1,056,522	(3)	4.4%
Gregory B. Richard	68,406	(4)	*
H. Todd Kaestner	234,482		*
George T. Hicks	179,081		*
Bryan D. Richardson	51,534		*
Frank M. Bumstead	63,100		*
Christopher J. Coates	401,011		1.7%
Donald D. Davis	--		--
John C. McCauley	1,000		*
John A. Morris, Jr., M.D	379,490	(5)	1.6%
Daniel K. O’Connell	101,000		*
J. Edward Pearson	3,000		*
Nadine C. Smith	52,956		*
Lawrence J. Stuesser	101,500	(6)	*
DMAR Limited Partnership	1,372,037	(7)(8)	5.8%
The Southern Fiduciary Group Inc.	1,816,213	(7)(9)	7.6%
All directors and executive officers as a group (17 persons)	3,060,403		12.3%

————
*	Less than one percent.
(1)	Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that certain persons presently have the right to acquire pursuant to the conversion provisions of the Company’s 10% Series B Convertible Senior Subordinated Notes Due 2008 (“conversion shares”) are deemed outstanding for the purpose of computing such person’s percentage ownership, but not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table. Likewise, shares subject to options held by directors and executive officers of the Company that are exercisable within 60 days of the date hereof are deemed outstanding for the purpose of computing such director’s or executive officer’s beneficial ownership and the beneficial ownership of all directors and executive officers as a group.
(2)	Includes the following shares of common stock issuable upon the exercise of options granted pursuant to the Company’s 1997 Stock Incentive Plan that the following persons are entitled to exercise within 60 days of the date hereof: Mr. Sheriff, 271,250; Mr. Coates, 155,000; Messrs. Kaestner and Hicks, 102,125; Mr. Richardson, 48,334; Mr. Richard, 60,001; Ms. Smith, Dr. Morris, and Messrs. Bumstead, O’Connell, and Stuesser, 21,000; and directors and executive officers as a group (17 persons), 1,089,148.
(3)	Includes 371,698 shares owned directly by Mr. Sheriff, 409,574 shares (including 31,415 conversion shares) beneficially owned by a family partnership in which Mr. Sheriff is a general partner and 4,000 shares beneficially owned by Mr. Sheriff’s wife.
(4)	Includes 3,600 shares beneficially owned by Mr. Richard’s wife.
(5)	All shares are beneficially owned by partnerships owned and controlled by Dr. Morris, his brother, and other members of Dr. Morris’s family.
(6)	Includes 7,500 shares owned by family members as to which Mr. Stuesser has shared voting and dispositive power.
(7)	Based solely upon information set forth in a Schedule 13G or Schedule 13D filed with the Securities and Exchange Commission.
(8)	Address: 315 Losher, Suite 1, Hernando, MS 38362.
(9)	Address: 2325 Crestmoor Road, Suite 202, Nashville, TN 37215. The Southern Fiduciary Group, an investment advisor, reported that it has sole voting power with respect to 676,291 shares and sole dispositive power with respect to 1,816,213 shares.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued by the Company during 2001, 2002 and 2003 on behalf of the Company’s chief executive officer, the four other most highly-paid executive officers of the Company, and Christopher J. Coates who resigned as the Company’s President and Chief Operating Officer in July 2003 (collectively, the “named executive officers”).

				Long-Term Compensation Awards
		Annual Compensation		Securities Underlying Options(#)	All Other Compensation($)
Name and Principal Positions	Fiscal Year	Salary($)	Bonus($)
W.E. Sheriff,	2003	271,500	101,590	--	49,253	(1)(2)
Chairman, Chief Exec	2002	271,500	89,962	--	50,018
Officer and President	2001	271,500	30,203	251,250	95,379

Christopher J. Coates,	2003	202,000	21,985	--	9,496	(2)(3)
Former President and	2002	202,000	70,700	--	8,018
Chief Operating Officer	2001	202,000	20,771	135,000	5,379

George T. Hicks,	2003	185,000	78,540	--	5,284	(2)
Executive Vice President -	2002	185,000	57,813	--	6,160
Finance and Internal Audit	2001	185,000	21,422	82,125	5,379
Secretary and Treasurer

H. Todd Kaestner,	2003	185,000	71,355	--	9,325	(2)
Executive Vice President -	2002	185,000	59,200	--	8,018
Corporate Development	2001	185,000	21,982	82,125	6,633

Gregory B. Richard,	2003	185,676	63,400	40,000	9,325	(2)
Exec. Vice President and	2002	185,000	64,750	--	8,018
Chief Operating Officer	2001	185,000	22,373	45,000	6,633

Bryan D. Richardson,	2003	172,500	73,958	--	9,325	(2)
Executive Vice President -	2002	150,000	47,775	--	8,018
and Chief Fin. Officer	2001	141,700	20,030	35,000	6,633

————
(1)	Reflects contributions by the Company under the Company’s Section 162 deferred compensation plan of $42,000.
(2)	Reflects insurance premiums paid by the Company for insurance policies.
(3)	In July 2003, Mr. Coates resigned as President and Chief Operating Officer of the Company and entered into a consulting agreement with the Company. Pursuant to the consulting agreement, Mr. Coates receives monthly payments of $8,417, and continuation of his insurance benefits, through December 2004.
(4)	In December 2003, Mr. Richard was promoted to Chief Operating Officer and his salary was increased to $200,000.

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Option/SAR Grants in Last Fiscal Year

The following table sets forth information concerning options granted in 2003 to one named executive officer. No options or stock appreciation rights were granted to any of the other named executive officers during 2003.

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Gregory B. Richard	40,000	(1)	25.2	2.30	8/5/13	57,858	146,624

————
(1)	The options vest and become exercisable in three equal, annual installments commencing on the first anniversary of the date of grant.

Fiscal Year-End Option Values

The following table provides information as to the number of unexercised options held by the named executive officers at December 31, 2003 and the value of unexercised in-the-money options at such date. None of the named executive officers exercised options during 2002. None of the named executive officers has held or exercised stock appreciation rights.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
W.E. Sheriff	271,250	--	$25,125.00	--
Christopher J. Coates	155,000	--	$13,500.00	--
George T. Hicks	102,125	--	$8,212.50	--
H. Todd Kaestner	102,125	--	$8,212.50	--
Gregory B. Richard	60,001	54,999	$1,800.06	$36,899.94
Bryan D. Richardson	48,334	11,666	$1,400.04	$699.96

————
(1)	Calculated based on the closing market price of $3.20 at December 31, 2003. The following persons had options in-the-money which they were entitled to exercise on December 31, 2003 as follows: Mr. Sheriff, 251,250; Mr. Coates, 135,000; Messrs. Kaestner and Hicks, 82,125; Mr. Richard, 30,001 and Mr. Richardson, 23,334. In addition, the following persons had options in-the-money which were unexercisable at such date as follows: Mr. Richard, 54,999 and Mr. Richardson, 11,666.

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Equity Compensation Plans

The table below sets forth the following information as of December 31, 2003 with respect to the compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance aggregated by (i) all compensation plans previously approved by the Company’s security holders and (ii) all compensation plans not previously approved by the Company’s security holders:

•	the number of securities to be issued upon the exercise of outstanding options;
•	the weighted-average exercise price of the outstanding options; and
•	the number of securities remaining available for future issuance under the plans.

Each of the Company’s 1997 Stock Incentive Plan and Associate Stock Purchase Plan has been approved by the Company’s shareholders, and, accordingly, the Company has no compensation plans under which equity securities are authorized to be issued that have not been approved by the Company’s security holders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation
plans approved by
security holders	2,026,595	$3.99	1,318,291

Equity compensation
plans not approved by
security holders	--	--	--

Total	2,026,595	$3.99	1,318,291

Executive Change in Control Severance Benefits Plan

The Company does not have employment agreements with any of its executive officers, including the named executive officers. During 2001, the Company adopted an Executive Change in Control Severance Benefits Plan (the “Plan”) for certain of its officers, including each of the named executive officers. Under the terms of the Plan, those members of the Company’s senior management holding the titles of Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Executive Vice President, Senior Vice President or Vice President will be entitled to severance benefits if they are terminated within one year following a change in control of the Company, unless such termination is (a) by the Company for Good Cause or Disability, (b) by the officer because of his death or Retirement, or (c) by the officer for other than Good Reason (as such capitalized terms are defined in the Plan). The Plan may be amended or terminated by the Board of Directors at any time prior to a change in control.

For those eligible named executive officers who have been employed by the Company for at least two years as of the date of termination, the severance benefits payable upon termination following a change in control shall be calculated as follows:

•	if, immediately prior to the change in control, the eligible officer held the title of Chief Executive Officer or Chairman of the Board, he or she shall be entitled to an amount equal to the sum of eighteen months of such officer’s base salary plus an amount equal to the product of such officer’s monthly base salary multiplied by the number of years (in excess of one) of such officer’s uninterrupted employment with the Company;

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•	if, immediately prior to the change in control, the eligible officer held the title of President or Chief Operating Officer, he or she shall be entitled to an amount equal to the sum of fifteen months of such officer’s base salary plus an amount equal to the product of twice such officer’s weekly base salary multiplied by the number of years (in excess of one) of such officer’s uninterrupted employment with the Company; or

•	if, immediately prior to the change in control, the eligible officer held the title of Executive Vice President, he or she shall be entitled to an amount equal to the sum of twelve months of such officer’s base salary plus an amount equal to the product of twice such officer’s weekly base salary multiplied by the number of years (in excess of one) of such officer’s uninterrupted employment with the Company.

For those eligible named executive officers who have been employed by the Company for less than two years as of the date of termination, the severance benefits payable upon termination following a change in control shall be calculated as follows:

•	if, immediately prior to the change in control, the eligible officer held the title of Chief Executive Officer, Chairman of the Board, President, or Chief Operating Officer, he or she shall be entitled to an amount equal to nine months of such officer’s base salary; or

•	if, immediately prior to the change in control, the eligible officer held the title of Executive Vice President, he or she shall be entitled to an amount equal to six months of such officer’s base salary.

For the purpose of computing the severance payments described above, an officer’s base salary is based on the highest base salary paid to such officer during the two years prior to the change in control. The severance benefits are payable in bi-monthly installments in an amount equal to such officer’s base salary on the date of termination until the full amount of severance benefits has been paid.

In addition to the severance payments described above, each eligible officer shall also be entitled to receive the following payments, if applicable: (i) the amount required to reimburse the officer on an after-tax basis for any excise tax payable on account of any payment, distribution, or other compensation constituting an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code; and (ii) an amount sufficient to reimburse the officer for the premium paid by such officer for continued coverage for the officer (and covered dependents) under the Company’s healthcare plan pursuant to COBRA (subject to certain limitations and conditions, all as set forth in the Plan).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation paid to the Company’s executive officers is reviewed and approved annually by the Compensation Committee of the Board of Directors, which is composed entirely of non-employee directors that the Board has determined are “independent” under applicable NYSE rules. In addition to reviewing and approving salary and bonus arrangements for the Company’s executive officers, the Compensation Committee approves long-term incentive awards for the executive officers and the other key employees of the Company and administers the stock incentive plan, stock purchase plan, 401(k) plan, and other compensation plans maintained by the Company.

Compensation Policies Applicable to Executive Officers

The objectives of the Company’s executive compensation program are to:

•	attract, motivate, and retain the executives responsible for the success of the Company;
•	reward key executives based upon corporate and individual performance; and
•	provide incentives designed to maximize shareholder value.

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The Compensation Committee reviews the Company’s executive officer compensation program annually to ensure that the compensation paid to the Company’s executive officers is consistent with the Company’s business strategy, corporate culture, and operating performance. The Compensation Committee also reviews the compensation policies of similar companies in the senior living industry to ensure that the Company’s compensation policies are competitive with other companies in the industry. The primary components of the Company’s executive officer compensation program are a base salary, the potential for performance-based bonuses, and periodic grants of equity securities (historically stock options).

Base Salaries. Base salaries for the Company’s executive officers, as well as changes in such salaries, are based upon a number of factors, including:

•	recommendations by the Company’s chief executive officer;
•	annual base salaries of similarly situated executives at companies the Committee deems to be comparable to the Company;
•	the nature of the executive officer’s position;
•	the Committee’s subjective determination of the executive officer’s contribution to the performance of the Company;
•	the experience of the officer; and
•	the term of the officer’s employment with the Company.

The Company’s chief executive officer reviews all salary recommendations with the Compensation Committee, which then approves or disapproves such recommendations.

In August 2002, the Compensation Committee reviewed the base salaries for the Company’s executive officers. Based upon a review of the base compensation payable to executive officers of comparable companies and discussions with the Company’s chief executive officer, the Committee determined that the base compensation levels for the Company’s executive officers were competitive with the average base compensation levels of executive officers with similar responsibilities at comparable companies. Therefore, excluding promotional raises, none of the executive officers received substantial increases in base salary for 2003.

In January 2004, the Compensation Committee again reviewed the base salaries for the Company’s executive officers. As a result of that review and after discussions with the Company’s chief executive officer, the Committee determined that the base compensation levels for the Company’s executive officers were not competitive with the average base compensation levels of executive officers with similar responsibilities at comparable companies. Accordingly, the Compensation Committee determined that the base salaries of the Company’s executive officers should be increased in 2004 to remain competitive. However, the Committee determined that the increases in the executive officers’ base salaries for 2004 will be phased-in in two increments, and only if the Company achieves certain financial targets.

Bonuses.    The Company accrued approximately $590,500 related to annual bonuses to be paid to the executive officers of the Company for fiscal 2003. Bonuses for 2003 were based upon certain 2003 financial and operational targets. The Compensation Committee has approved an officers’ compensation plan for 2004 that provides for the payment of bonuses based upon the attainment of certain financial and operational targets during 2004. The Compensation Committee has also approved a multi-year bonus plan for the Company’s executive officers that provides for the payment of bonuses upon the achievement of certain intermediate term financial goals.

Stock Options; Equity Compensation. In order to align the long-term interests of the executive officers with those of shareholders, the Compensation Committee from time to time awards stock options to the Company’s executive officers. The terms of these options, including the sizes of the grants, are determined by the Compensation Committee based upon the recommendations of the Company’s chief executive officer and the committee’s subjective discretion. Awards of stock options to executive officers have been historically at then-current market prices and with periodic vesting over three years (although certain options granted by the Company in 2001 vested in equal installments on the six month, one year and two year anniversaries of the grant of the option). The Compensation Committee did not grant any stock options to the Company’s executive officers during 2002. In 2003, the Compensation Committee granted options to purchase an aggregate of 40,000 shares of common stock to a single executive officer.

The Compensation Committee may, from time to time, award other forms of stock-based or equity compensation to the Company’s executive officers, which may be in-lieu of, or in addition to, stock options.

Section 162 Deferred Compensation Plan. In addition, the Company maintains a non-qualified deferred compensation plan that allows executive officers who are deemed “highly compensated” under Internal Revenue Service guidelines to make after-tax contributions to an investment account established in such executive officer’s name. The Company makes additional contributions at the discretion of the committee. For 2003, the Company made $42,000 of contributions to the deferred compensation plan.

Supplemental Executive Retirement Plan (SERP). In 2004, the Company adopted a supplemental executive retirement plan that allows eligible executives to defer a portion of their compensation. The deferred amounts will be credited to special accounts on the Company’s books. The Company may also credit eligible executives’ accounts with additional amounts at the Compensation Committee’s discretion. The amounts credited in the SERP accounts will be deemed to be invested in certain hypothetical investments selected by the participating executive from the options permitted by the plan’s administrator. The SERP accounts will be adjusted by investment returns and losses attributable to such deemed investments. Generally, a participating executive will be entitled to receive the amount of his or her SERP account, as so adjusted, upon termination of employment with the Company by death, disability or retirement. Currently, Mr. Sheriff is the only participant in the SERP, and he has elected to defer $48,000 of his base salary during 2004.

Chief Executive Officer Compensation

In establishing the compensation of W.E. Sheriff, the Company’s chief executive officer, the Compensation Committee utilized the same compensation policies applicable to executive officers in general. Mr. Sheriff did not receive an increase in his base salary for 2003. During 2004, Mr. Sheriff received a bonus for fiscal year 2003 of $101,590.

Limitations on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a corporate deduction for compensation over $1.0 million paid to the Company’s chief executive officer and any of the four other most highly compensated officers. The $1.0 million limitation applies to all types of compensation, including restricted stock awards and amounts realized on the exercise of stock options and stock appreciation rights, unless the awards and plan under which the awards are made qualify as “performance based” under the terms of the code and related regulations. The Company currently anticipates that the compensation of its executive officers will be deductible under Section 162(m) because executive officer compensation is presently below the $1.0 million limit. In the event compensation paid to the Company’s chief executive officer or any of the four other most highly compensated executive officers exceeds the $1.0 million limit, the Company will attempt to structure such compensation in a manner that will comply with the limits of Section 162(m).

JOHN C. MCCAULEY     DANIEL K. O’CONNELL     NADINE C. SMITH
LAWRENCE J. STUESSER(1)

————

(1)	Mr. Stuesser was not on the Compensation Committee in 2004 and did not participate in any Compensation Committee actions during 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2003, the Compensation Committee of the Board of Directors was composed of Messrs. O’Connell and Stuesser. Neither of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable Securities and Exchange Commission regulations.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting function and internal controls. The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix B to this proxy statement. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit on whether the Company’s consolidated financial statements are in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited December 31, 2003 consolidated financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors’ provision of tax and other non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

J. EDWARD PEARSON           NADINE C. SMITH           LAWRENCE J. STUESSER

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN TRANSACTIONS

Management Agreements

In 1999, the Company agreed to develop for an unaffiliated third party ten free-standing assisted living communities. Following completion of construction, the communities were leased to special purpose entities affiliated with John Morris, a director of the Company. The Company agreed to manage these communities pursuant to management agreements that provided for the payment of management fees to the Company based on a percentage of the gross revenues of each community and required the Company to fund operating losses above a specified amount. During 2001, the Company acquired from affiliates of John Morris leasehold interests in six of these communities for $8.4 million. The Company paid $842,000 of the purchase price in cash during 2002 and issued a $7.6 million, 9.625% interest only note due October 2008. This note, and certain similar notes issued to unaffiliated entities, is secured by the Company’s interest in a retirement center located in Richmond, Virginia and a free-standing assisted living community located in San Antonio, Texas. The terms of this note and its related security instruments are identical to those issued to certain unaffiliated entities in connection with the simultaneous acquisition of certain other managed communities in substantially similar transactions.

Freedom Plaza Care Center (“FPCC”)

W.E. Sheriff, the Company’s Chairman, Chief Executive Officer and President, owns 50% of Maybrook Realty, Inc., which owns a 128-bed nursing center and 44-unit assisted living facility, Freedom Plaza Care Center (FPCC), in Peoria, Arizona. In addition, the building also includes approximately 7,000 square feet of office space subleased to a third party. From October 1999 until June 2001, the Company managed FPCC pursuant to a management agreement for the Company’s Freedom Plaza retirement community in Peoria, Arizona.

Effective July 1, 2001, the Company entered into a long-term operating lease for FPCC in substitution of the prior management arrangement. The lease term expires in December 2015, and provides the Company one five-year renewal option and an option to acquire FPCC at any time at an agreed upon amount. The lease was amended during 2002 to adjust the level of monthly cash payments and to amend the purchase option price. As part of this transaction, the Company acquired certain assets and liabilities from the previous lessee of the community. The assets acquired exceeded the liabilities assumed by $903,000, which was recorded as deferred lease costs and will be amortized over the life of the lease. The terms of the lease enabled the Company to achieve positive net cash flow and net income from FPCC earlier than it would have under the previous management arrangement. Total lease payments during 2003, 2002 and 2001 under this lease were $2.1 million, $2.1 million and $1.1 million, respectively. For 2003, the Company recorded approximately $800,000 of net income (after lease payment) from FPCC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such directors, officers, and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during 2003 its officers, directors, and greater than ten percent beneficial owners were in compliance with all applicable filing requirements, except that Gregory B. Richard filed one late report covering one transaction.

PERFORMANCE GRAPH

The following graph compares the cumulative returns of $100 invested on December 31, 1998 in (a) the Company; (b) the Standard and Poor’s 500 Stock Index; and (c) a self-constructed peer group, as described below, assuming reinvestment of all dividends.

The Company’s self-constructed peer group is composed of the following senior living companies: Capital Senior Living Corporation, Emeritus Corporation, Greenbrier Corporation and Sunrise Assisted Living, Inc.

Alterra Healthcare Corporation and ARV Assisted Living, Inc., which were included in the peer group until 2003, were acquired by private companies in 2003. Balanced Care Corporation, which was included in the peer group until 2002, was acquired by a private company in August 2002. Assisted Living Concepts, Inc., which was included in the peer group until 2001, filed for bankruptcy in October 2001. Regent Assisted Living, Inc., which was included in the peer group until 2001, delisted during September 2001. Brookdale Living Communities, Inc., which was included in the peer group until 2000, was acquired by a private company in September 2000. CareMatrix Corporation, which was included in the peer group until 2000, filed for bankruptcy in November 2000. These companies have been removed from the peer group during the period in which return information became unavailable. During 2000, the Company added Assisted Living Concepts, Inc., Balanced Care Corporation, and Capital Senior Living Corporation to the Company’s peer group. The prior period returns have been restated to include these three companies in all measurement periods.

PROPOSALS OF SHAREHOLDERS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company’s annual meeting of shareholders in 2005 and received at the Company’s executive offices no later than December 17, 2004 will be included in the Company’s proxy statement and form of proxy relating to such annual meeting.

In addition, the Company’s bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company no later than December 17, 2004 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 17, 2004 proxies solicited by the Board of Directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

INDEPENDENT AUDITORS

KPMG LLP, which has been the Company’s independent auditors since its organization, has been selected as the independent auditors of the Company for the 2004 fiscal year. The Company has been informed that representatives of KPMG LLP plan to attend the annual meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by the shareholders.

Fees Billed to the Company by KPMG LLP During 2003 and 2002

Audit Fees. Audit fees include fees paid by the Company to KPMG LLP in connection with the annual audit of the Company’s consolidated financial statements and KPMG LLP’s review of the Company’s interim financial statements. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include comfort letters and consents related to registration statements filed with the Securities and Exchange Commission and other capital-raising activities. The aggregate fees billed to the Company by KPMG LLP for audit services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2002 were $365,000 and $350,000, respectively.

Audit-Related Fees. Audit-related services include due diligence and audit services related to mergers and acquisitions, accounting consultations, internal control review, employee benefit plan audits and certain attest services. The aggregate fees billed to the Company by KPMG LLP for audit-related services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2002 were $160,100 and $245,000, respectively.

Tax Fees. Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG LLP for the tax related services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2002 were $244,000 and $493,100 respectively.

All Other Fees. For the years ended December 31, 2003 and 2002, KPMG LLP did not bill any fees to the Company for any other services, other than those set forth above.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditor’s independence.

The Audit Committee has also adopted a formal policy concerning approval of audit and non-audit services to be provided by the Company’s independent auditor. The policy requires that all services that KPMG LLP, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the committee. The Audit Committee approved all audit and non-audit services provided by KPMG LLP during the year ended December 31, 2003 prior to KPMG performing such services.

PROXY SOLICITATION COSTS

The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company. The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this proxy statement. Such solicitation will be made by mail and may also be made by the Company’s regular officers or employees personally or by telephone or facsimile. The Company may reimburse brokers, custodians, and their nominees for their expenses in sending proxies and proxy materials to beneficial owners.

FINANCIAL STATEMENTS AVAILABLE

A copy of the Company’s 2003 Annual Report containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 may be obtained, without charge, by any shareholder to whom this proxy statement is sent, upon written request to George T. Hicks, Secretary, American Retirement Corporation, 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027.

The Company’s Internet website is http://www.arclp.com. The Company makes available free of charge through its website the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after it electronically files or furnishes such materials to the Securities and Exchange Commission. The Company also makes available through its website the charters of each of the committees of the Board of Directors and the Company’s Code of Ethics for Senior Executive and Financial Officers. Information contained on the Company’s website is not part of this proxy statement.

DELIVERY OF SHAREHOLDER DOCUMENTS

The rules of the Securities and Exchange Commission allow the Company to send a single copy of the proxy statement and annual report to shareholders to any household at which two or more shareholders reside if the Company believes the shareholders are members of the same family, unless the Company has received contrary instructions from a shareholder. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce the Company’s expenses. The rules apply to the Company’s annual reports and proxy statements. Each shareholder in the household will continue to receive a separate proxy card.

If your shares are registered in your own name and you would like to receive your own set of the Company’s annual disclosure documents this year or in future years, or if you share an address with another shareholder and together both of you would like to receive only a single set of the Company’s annual disclosure documents, please contact the Company’s corporate secretary by calling 615-221-2250 or writing to the Company at American Retirement Corporation, 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027, Attention: Corporate Secretary. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly. The Company will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report to shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.

APPENDIX A

AMERICAN RETIREMENT CORPORATION

DIRECTOR NOMINATIONS POLICY

PURPOSE

The purpose of this Director Nominations Policy is to:

• Establish the process by which individuals qualified to become members of the Board of Directors of American Retirement Corporation (the “Company”) are identified and recommended to the Board of Directors for selection; and

• Establish the process by which director nominees may be submitted by the shareholders of the Company and to further establish the process by which such director nominees will be considered for selection by the Board of Directors.

AUTHORITY AND RESPONSIBILITIES

The Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Nominating Committee”) shall:

• Identify individuals qualified to become members of the Board of Directors consistent with criteria approved by the Board of Directors;

• Recommend for selection by the Board of Directors director nominees for the next annual meeting of shareholders and, when necessary, director nominees to fill any vacancies on the Board of Directors;

• Develop and implement any screening process deemed necessary or appropriate to identify qualified candidates;

• Evaluate and consider candidates proposed by management, by any director or by any shareholder, in accordance with procedures established by the Nominating Committee from time to time;

• At least annually review with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors, which at a minimum will include professional integrity and sound judgment and sufficient time available to devote to Board activities;

• At least annually review and determine any specific qualities or skills that one or more directors must possess;

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• As and to the extent the Nominating Committee deems appropriate, exercise sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms;

• Conduct an annual evaluation of its own performance and report the results of such evaluation to the Board of Directors;

• Annually review and assess the adequacy of this Director Nominations Policy and recommend any proposed changes to the Board of Directors for approval; and

• Perform any other activities consistent with this Director Nominations Policy, the Company’s Charter and Bylaws and applicable law as the Nominating Committee or the Board of Directors deem appropriate.

SHAREHOLDER NOMINEES

        The Nominating Committee will consider director candidates recommended by shareholders of the Company. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. A shareholder that desires for the Nominating Committee to consider a nomination for director must comply with the notice, timing and other requirements provided for in the Company’s Bylaws.

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APPENDIX B

AMERICAN RETIREMENT CORPORATION
RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of American Retirement Corporation (the “Company”) in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. The Committee shall provide a forum for communication among the independent auditor, management, the internal auditing department, and the Board. The Committee shall make regular reports to the Board and shall prepare the report required by the rules and regulations of the Securities and Exchange Commission (“SEC Rules”) to be included in the Company’s annual proxy statement.

In discharging its duties and responsibilities, the Committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records, facilities and personnel of the Company.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee’s members will meet the independence, experience and other requirements of the New York Stock Exchange (“NYSE”) and Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). A Committee member other than in his or her capacity as a Committee member, Board member or member of any other Board Committee shall not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or be an “affiliated person” of the Company or any subsidiary thereof in violation of NYSE or SEC Rules. If a Committee member simultaneously serves on the audit committee of more than three public companies, the Board shall determine that such simultaneous service will not impair the ability of such member to serve effectively on the Committee and disclose such determination in the Company’s annual proxy statement.

The Board acting on the recommendation of the Nominating and Corporate Governance Committee (“Corporate Governance Committee”) will appoint annually the members of the Committee and shall determine whether the Committee has an “audit committee financial expert” as defined by SEC Rules and whether such expert is “independent” from management as defined in Schedule 14A of the SEC Rules. Each member shall be financially literate as interpreted by the Board in its business judgment and one member must have accounting or related financial management expertise as interpreted by the Board in its business judgment.

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MEETINGS AND PROCEDURES

The Committee shall meet as often as it determines necessary or advisable, but not less frequently than quarterly. The Committee shall meet not less frequently than four times annually with management, the internal auditors and the Company’s independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor, or any other persons whose presence the Committee believes to be necessary or appropriate, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

DUTIES AND RESPONSIBILITIES

While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty or responsibility of the Committee to prepare the Company’s financial statements or to plan or conduct audits of those financial statements. These are the responsibilities of management and the independent auditor. Additionally, the Committee recognizes that the Company’s financial management, including the internal audit department, as well as its independent auditor, have more knowledge and more detailed information regarding the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee, including any person designated as an audit committee financial expert, is not providing any expert or special assurance as to accuracy or completeness of the Company’s financial statements or any professional certification as to the independent auditor’s work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with generally accepted accounting principles (“GAAP”) and applicable SEC Rules.

The following shall be the common recurring activities of the Committee in carrying out its duties and responsibilities. These functions are set forth with the understanding that the Committee may engage in additional activities as appropriate given the circumstances.

•	The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

•	The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent

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auditor, subject to the de minimus exceptions for non-audit services in accordance with Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Approval by the Committee of a non-audit service shall be disclosed in the reports filed by the Company with the SEC or otherwise as required by law and SEC Rules. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular services, the Committee is informed of each service provided and such policies and procedures do not result in the delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals of audit and permitted non-audit services, provided that any decisions to preapprove shall be presented to the full Committee at its next scheduled meeting.

•	The Committee shall review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” provided on Form 10-Q and Form 10-K. The review and discussion of the financial statements and the matters covered in the independent auditor’s report, if applicable, shall occur prior to the public release of such financial statements and the review and discussion of the related disclosure, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, shall occur prior to the filing of the Form 10-Q or Form 10-K. The Committee shall review and discuss with management and the independent auditor material related party transactions as defined in the Statement of Financial Accounting Standards No. 57 and other accounting and regulatory pronouncements. The Committee also shall review and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented. Based on such review and discussion, and based on the disclosures received from, and discussions with, the independent auditor regarding its independence as provided for below, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Committee shall review and discuss with the independent auditor prior to the filing of the Annual Report on Form 10-K the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter and schedule of unadjusted audit differences, if any.

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•	The Committee shall discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	The Committee shall discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. The Committee shall also discuss generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies.

•	The Committee shall discuss with management, the senior internal audit executive officer and the independent auditor the Company’s major financial risk exposures and its guidelines and policies with respect to risk assessment and risk management. The Committee shall review the internal audit plan and functions at least annually and review with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit functions. The senior internal audit executive officer shall report directly to the Chair of the Committee and to the Chief Executive Officer.

•	The Committee shall regularly review with the independent auditor any difficulties the independent auditor encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters. In this connection, among the items that the Committee may review with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

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•	The Committee shall:

–	evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the audit engagement team, taking into account the opinions of management and the Company’s internal auditors;

–	ensure the rotation of the lead audit partner of the independent auditor and audit engagement team partners as required by NYSE and SEC Rules, and consider whether there should be regular rotation of the audit firm itself;

–	set clear hiring policies for employees or former employees of the independent auditor;

–	obtain and review, at least annually, a report by the independent auditor describing the auditing firm’s internal quality-control procedures and any material issues raised by its most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues;

–	receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or NYSE Rules; and

–	discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

•	The Committee shall receive reports from the principal executive and financial officers of the Company regarding their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls and procedures for financial reporting; regarding all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and whether they have identified for the independent auditor any material weaknesses in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and regarding whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

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•	The Committee shall discuss with the Company’s legal counsel and the chair of the Company’s Quality Assurance and Liability Risk Committee any legal or regulatory matters that could reasonably be expected to have a material impact on the Company’s business or financial statements.

•	If the Company desires to retain an independent auditor (other than the Company’s independent auditor) to perform audits of any of the Company’s individual facility(ies) or subsidiary(ies) (each, a “Facility Auditor”) in order to meet the requirements of regulatory authorities or lenders, or for any other business purpose, the Committee shall preapprove all services to be provided by such Facility Auditor. The hiring of any such Facility Auditor for any particular facility or subsidiary shall be made known to the Company’s independent auditor. Committee pre-approval of audit and non-audit services of such a Facility Auditor will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of such a Facility Auditor, provided the policies and procedures are detailed as to the particular services, the Committee is informed of each service provided and such policies and procedures do not result in the delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals of audit and permitted non-audit services of such a Facility Auditor, provided that any decisions to preapprove shall be presented to the full Committee at its next scheduled meeting. The Committee shall have the sole authority to appoint or replace a Facility Auditor. The Committee shall be directly responsible for the compensation and oversight of the work of a Facility Auditor (including the resolution of disputes between management and the Facility Auditor) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each Facility Auditor shall report directly to the Committee.

•	The Committee shall meet at least annually with the senior officer of the Company with oversight of the Company’s ethics and compliance policies and procedures for a report on the Company’s ethics and compliance policies and procedures, including a review of any issues that may affect in any material way the financial reporting process, the financial risks of the Company and internal control systems of the Company.

•	The Committee at least annually shall (A) perform an evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter; and (B) review and reassess this Charter and submit any recommended changes to the Board for its consideration.

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APPENDIX C

AMERICAN RETIREMENT CORPORATION

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors of American Retirement Corporation (the “Company”) is to enable the Company to attract and retain high quality leadership, and to assure that the executive officers of the Company are compensated in a manner consistent with the compensation policies adopted by the Committee and the requirements of the appropriate regulatory bodies, and in a manner that is competitive with other companies in the senior living industry. The Committee shall also produce an annual report on the Committee’s compensation policies and executive compensation for inclusion in the Company’s proxy statement as required by the Securities and Exchange Commission.

Powers and Duties

The function, powers and duties of the Committee as are follows:

•	Review from time to time and approve the Company’s compensation policies to ensure that the Company’s management is rewarded appropriately for its contributions to Company and that the Company’s executive compensation strategy supports organizational objectives and shareholder interests.

•	Review and approve annually the corporate goals and objectives relevant to the chief executive officer of the Company, evaluate the chief executive officer’s performance in light of these goals and objectives, and, together with the Lead Director of the Company’s Board of Directors, determine and approve the chief executive officer’s compensation level based on this evaluation.

•	Communicate in its annual Compensation Committee Report to shareholders the factors and criteria on which the chief executive officer’s compensation for the last year was based, including the relationship of the Company’s performance to the chief executive officer’s compensation.

•	Review and approve the compensation for all other officers (as that term is defined in Section 16 of the Exchange Act of 1934, as amended, and Rule 16a-1 thereunder) (referred to collectively herein as “executive officers”) of the Company other than the chief executive officer, and communicate in its annual Compensation Committee Report to shareholders the specific relationship of corporate performance to such executive compensation.

•	Review and approve the Company’s incentive compensation and equity plans, and actual awards or payments made to executive officers.

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•	Approve, subject, where appropriate, to submission to shareholders, all new equity-related incentive plans for executive officers.

•	Review and approve compensation for the Board of Directors and committees of the Board, and fix the terms and awards of any stock compensation for members of the Board.

•	Review the Company’s compensation, bonus, equity-based compensation and incentive compensation plans, and employee benefit programs, and approve changes thereto subject, where appropriate, to shareholder or Board of Director approvals.

•	If the Committee deems it necessary or appropriate, hire outside advisors or consultants to assist the Committee with its work, at the Company’s expense and upon terms established by the Committee.

•	Annually evaluate the performance of the Committee.

•	Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board of Directors of the Company and/or the Chairman of the Board of Directors, or as designated in plan documents.

Composition of Committee

The Committee shall be comprised of not less than two, nor more than five, Board members, including a Committee Chairman. Each member of the Committee and the Committee Chairman shall be designated, from time to time, by the Board of Directors. Each member of the Committee shall be independent within the meaning of the listing standards set forth by the New York Stock Exchange and any other applicable laws, rules, or regulations.

Meetings

The Committee shall meet at least annually and more frequently as necessary or appropriate, including teleconferences when appropriate. The Committee shall periodically meet in executive session. Only Committee members, the Lead Director and, if invited, other members of the Board of Directors shall be present at any meeting at which the Committee determines the compensation of the chief executive officer of the Company or other executive officers of the Company; provided that the chief executive officer may be present during the Committee’s deliberation with respect to all other executive officers, but may not vote. Special meetings of the Committee may be called on one day notice by the Chairman of the Board, the Lead Director or the Committee Chairman. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting. Attendance by the Chairman of the Board and by other members of management will be at the invitation of the Committee Chair. The Committee shall maintain minutes of all meetings documenting its activities and recommendations to the Board.

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APPENDIX D

AMERICAN RETIREMENT CORPORATION

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
CHARTER

Purpose

The purpose of the Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”) of American Retirement Corporation (the “Company”) is to provide assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company, and to review periodically the performance of the Board of Directors. The Committee shall make regular reports to the Board of Directors and shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

Powers and Duties

The powers and duties of the Committee are as follows:

1.	Identify qualified candidates to serve as members of the Company’s Board of Directors.

2.	Review the qualifications of incumbent directors to determine whether to recommend them as nominees for reelection.

3.	Review and consider candidates who may be suggested by any director or executive officer of the Company, or by any stockholder if made in accordance with the Company’s charter, bylaws and applicable law.

4.	Recruit and recommend qualified candidates for new or vacant positions on the Company’s Board of Directors.

5.	Recommend, after reviewing their qualifications, directors to serve as members of the various committees of the Board of Directors.

6.	Review considerations relating to board composition, including size of the board and the criteria for membership on the Board of Directors. The considerations relating to director qualifications shall include diversity, independence, experience, expertise and skills.

7.	Review and recommend corporate governance policies and principles for the Company, including those relating to the structure and operations of the Board of Directors and its committees.

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8.	Review annually the performance of the Board of Directors, assess its contribution to the Company and consider whether additional powers and responsibilities of the Board are needed to allow it to more effectively oversee the business and affairs of the Company.

9.	Make such recommendations to the Board of Directors as the Committee may consider appropriate and consistent with its purpose, and take such other actions and perform such services as may be referred to it from time to time by the Board of Directors, including the engagement of any outside advisor, at the Company’s expense, it may deem necessary or appropriate.

10.	Review annually its own performance.

Meetings

The Committee shall meet at least annually and more frequently as necessary or appropriate. Special meetings of the Committee may be called on two hours notice by the Committee Chairman. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting. The Committee shall maintain minutes of all meetings documenting its activities and recommendations to the Board.

Composition of Committee

The Committee shall be comprised of not less than two, nor more than five, Board members, including a Committee Chairman, designated by the Board of Directors, each of whom shall meet the independence requirements of the New York Stock Exchange and any other applicable legal and regulatory requirements.

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APPENDIX E

AMERICAN RETIREMENT CORPORATION

QUALITY ASSURANCE COMMITTEE CHARTER

Purpose

The purpose of the Quality Assurance Committee of the Board of Directors (the “Committee”) of American Retirement Corporation (the “Company”) is to assist, and make recommendations to, the Board of Directors in fulfilling its oversight responsibilities with respect to the following matters:

•	The liability risks inherent in the Company’s operating activities;
•	The Company’s liability risk management program, policies and procedures;
•	The Company’s quality assurance program, policies and procedures; and
•	The Company’s compliance with legal and regulatory requirements relating to its operating activities.

The Committee shall not have responsibility for matters that are subject to the jurisdiction and/or oversight of another committee of the Board of Directors of the Company pursuant to such other committee’s charter.

Powers and Duties

The function, powers and duties of the Committee as are follows:

•	Review from time to time and approve the Company’s insurance programs, including the Company’s general and professional liability, property, auto, medical, worker’s compensation, and directors and officers insurance policies.

•	Review from time to time the Company’s quality assurance and liability risk management policies, programs, systems, procedures and plans.

•	Review reports and significant findings identified by the Company’s management team with respect to the quality assurance and liability risk management activities of the Company.

•	Review significant reports from regulatory agencies relating to quality assurance, liability risk or compliance issues, and the Company’s responses thereto.

•	Review from time to time the Company’s corporate compliance programs with respect to the Company’s operating activities.

•	Review the appointment, performance and replacement of the Company’s chief compliance officer.

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•	In consultation with the Company’s management, independent auditors, internal auditors and legal counsel, review significant liability risk exposures and the steps management has taken to monitor, control, reduce and report such exposures.

•	Review the Company’s litigation management policies and procedures.

•	Review from time to time management’s litigation risk reserves, and make recommendations with respect thereto to the Audit Committee.

•	Review the Company’s environmental risk management (including hazardous substances and mold) policies and procedures.

•	If the Committee deems it necessary or appropriate, hire outside advisors or consultants to assist the Committee with its work, at the Company’s expense and upon terms established by the Committee.

•	Annually evaluate the performance of the Committee.

•	Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board of Directors of the Company and/or the Chairman of the Board of Directors.

Composition of Committee

The Committee shall be comprised of not less than two, nor more than five, members of the Company’s Board of Directors, including a Committee Chairman. Each member of the Committee and the Committee Chairman shall be designated, from time to time, by the Board of Directors.

Meetings

The Committee shall meet at least annually and more frequently as necessary or appropriate, including teleconferences when appropriate. The Committee shall periodically meet in executive session. Special meetings of the Committee may be called on one day notice by the Chairman of the Board, the Lead Director or the Committee Chairman. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting. The Committee shall maintain minutes of all meetings documenting its activities and recommendations to the Board.

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PROXY	AMERICAN RETIREMENT CORPORATION	PROXY

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders of
American Retirement Corporation (the “Company”) to be held on May 19, 2004.

              The undersigned hereby appoints W.E. Sheriff and George T. Hicks, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of the Company to be held at the Company’s corporate offices, 111 Westwood Place, Suite 200, Brentwood, Tennessee, on Wednesday, May 19, 2004 at 11:00 a.m., central time, and any adjournments thereof.

              Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted “FOR” the election of all of the director nominees.

(Please date and sign this proxy on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN RETIREMENT CORPORATION

May 19, 2004

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

The board of directors recommends that the shareholders vote “FOR” all of the director nominees.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1.	2. and 3. Election of Directors: to elect four Class I directors for a term of three years, one Class II director for a term of one year, and one Class III director to serve for a term of two years;

NOMINEES:
|_|	FOR ALL NOMINEES	•	Christopher J. Coates	Class I for three years
|_|	WITHHOLD AUTHORITY	•	Daniel K. O’Connell	Class I for three years
	FOR ALL NOMINEES	•	Lawrence J. Stuesser	Class I for three years
|_|	FOR ALL EXCEPT	•	Donald D. Davis	Class I for three years
	(See instruction below)	•	J. Edward Pearson	Class II for one year
		•	John C. McCauley	Class III for two years

4.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 9, 2004 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

You can ensure that your shares of common stock are voted at the annual meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. Whether or not you plan to attend, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  •

To change the address on your account, please check    |_|
the box at right and indicate your new address in the
address space above. Please note that changes to the
registered name(s) on the account may not be
submitted via this method.

Signature of Shareholder ______________________________ Date ______________

Signature of Shareholder ______________________________ Date ______________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.